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                                                                    EXHIBIT 11.1

                                METAL MANAGEMENT

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             THREE MONTHS    THREE MONTHS     SIX MONTHS      SIX MONTHS
                                                 ENDED           ENDED           ENDED           ENDED
                                             SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                 1997            1996            1997            1996
                                             -------------   -------------   -------------   -------------
Earnings:
  Net income (loss) from continuing
     operations applicable to common
     stock.................................     $   (67)        $ (915)         $   154         $ (911)
  Gain on sale of discontinued
operations.................................         107            138              208            138
  Net income from discontinued
     operations............................           0              9                0            156
                                                -------         ------          -------         ------
       Net income (loss) applicable to
          common stock.....................     $    40         $ (768)         $   362         $ (617)
                                                =======         ======          =======         ======
Primary earnings per share:
Weighted average common shares
  outstanding..............................      15,466          8,925           13,703          8,925
Common stock equivalents(1)................       3,688              0            2,850              0
                                                -------         ------          -------         ------
       Total primary shares................      19,154          8,925           16,553          8,925
                                                =======         ======          =======         ======
Per share amounts:
  Net income (loss) from continuing
     operations applicable to common
     stock.................................     $  0.00         $(0.10)         $  0.01         $(0.10)
  Gain on sale of discontinued
     operations............................        0.01           0.02             0.01           0.01
  Net income from discontinued
     operations............................        0.00           0.00             0.00           0.02
                                                -------         ------          -------         ------
       Net income (loss) applicable to
          common stock.....................     $  0.00         $(0.08)         $  0.02         $(0.07)
                                                =======         ======          =======         ======
Fully diluted earnings per share:
  Weighted average common shares
     outstanding...........................      15,466          8,925           13,703          8,925
  Common stock equivalents(1)..............       4,095              0            4,357              0
                                                -------         ------          -------         ------
       Total...............................      19,561          8,925           18,060          8,925
                                                =======         ======          =======         ======
Per share amounts:
  Net income (loss) from continuing
     operations applicable to common
     stock.................................     $  0.00         $(0.10)         $  0.01         $(0.10)
  Gain on sale of discontinued
     operations............................        0.01           0.02             0.01           0.01
  Net income from discontinued
     operations............................        0.00           0.00             0.00           0.02
                                                -------         ------          -------         ------
       Net income (loss) applicable to
          common stock.....................     $  0.00         $(0.08)         $  0.02         $(0.07)
                                                =======         ======          =======         ======

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(1) For the three months and six months ended September 30, 1996, common stock equivalents were less than 3% of the weighted average shares outstanding and therefore, were not added to weighted average shares outstanding.

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